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                                                                   EXHIBIT 10.1b

          SECOND AMENDMENT TO THE O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                 AMENDED AND RESTATED 1994 INCENTIVE STOCK PLAN


             THIS SECOND AMENDMENT amends the O'Sullivan Industries Holdings, Inc. Amended and Restated 1994 Incentive Stock Plan effective July 8, 1997.

                              W I T N E S S E T H:

             WHEREAS, the O'Sullivan Industries Holdings, Inc. 1994 Incentive Stock Plan was approved and adopted by the Board of Directors of O'Sullivan Industries Holdings, Inc. (the "Company") on January 22, 1994 and was approved by the sole stockholder of the Company on January 26, 1994; and

             WHEREAS, the O'Sullivan Industries Holdings, Inc. 1994 Incentive Stock Plan was amended and restated effective September 20, 1996 by action of the Board of Directors of the Company, which amendment and restatement was approved by the stockholders of the Company at the annual meeting held on November 14, 1996; and

             WHEREAS, the O'Sullivan Industries Holdings, Inc. Amended and Restated 1994 Incentive Stock Plan was further amended by a First Amendment dated November 14, 1996 (as so amended, the "Plan"); and

             WHEREAS, the Board of Directors of the Company wishes to make an additional amendment to the Plan;

             NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 5.1. The second sentence of Section 5.1 of the Plan is hereby amended to read as follows: "Each Director Option granted shall be in respect of 2,000 Shares."

             All other terms and provisions of the Plan and all Awards and Options granted under the Plan shall remain in full force and effect. Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Plan.


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